THE BLACKROCK GOVERNMENT INCOME TRUST
Gateway Center 3
100 Mulberry St.
Newark, NJ 07102-4077

                                                   April 27, 1998

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549

Re:  Rule 24f-2 Notice for
     The BlackRock Government Income Trust
     (File No. 811-6334)

     On behalf of The BlackRock Government Trust, enclosed for filing under the Investment Company Act of 1940 is one copy of the Rule 24f-2 Notice.

     This document has been filed using the EDGAR system.



                                   Very truly yours,




                                   /s/David F. Connor
                                   David F. Connor